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              EXHIBIT NO. 11  COMPUTATION OF EARNINGS PER SHARE

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                                                              THREE MONTHS                   NINE MONTHS
                                                                  ENDED                        ENDED
                                                              SEPTEMBER 30,                 SEPTEMBER 30,
                                                                  1997                           1997
                                                          -------------------           -------------------
                                                             (Dollars in thousands except per share data)

 Net earnings                                             $              2,802          $             7,567
                                                          ====================          ===================
PRIMARY:

Weighted average shares outstanding                                  7,176,273                    7,169,063


    Common stock equivalents due to dulitive effect
    on stock options                                                   191,682                      188,659
                                                          --------------------          -------------------
Total weighted average common shares and
    equivalents outstanding                                          7,367,955                    7,357,722
                                                          ====================          ===================

Earnings per share                                                       $0.38                        $1.03
                                                          ====================          ===================
FULLY DILUTED:

Total weighted average common shares and equivalents
    outstanding                                                      7,367,955                    7,357,722

Total weighted average common shares and equivalents
    outstanding for fully diluted computation                        7,367,955                    7,357,722
                                                          ====================          ===================

Earnings per share                                                       $0.38                        $1.03
                                                          ====================          ===================
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